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                                                                     EXHIBIT 1.1


                                29,600,000 SHARES

                       WILLIAMS COMMUNICATIONS GROUP, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT


                                                 October 1, 1999

SALOMON SMITH BARNEY INC.
LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
As Representatives of the several
  Underwriters named in Schedule 1,
c/o Salomon Smith Barney  Inc.
388 Greenwich Street
New York, New York 10013

LEHMAN BROTHERS INTERNATIONAL (EUROPE)
SALOMON BROTHERS INTERNATIONAL LIMITED
MERRILL LYNCH INTERNATIONAL
As Representatives of the several
  Underwriters named in Schedule 2,
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

         Williams Communications Group, Inc., a Delaware corporation (the "COMPANY"), proposes to sell 29,600,000 shares (the "FIRM STOCK") of the Company's Common Stock, par value $0.01 per share (the "COMMON STOCK").

         It is understood that, subject to the conditions hereinafter stated, 23,680,000 shares of the Firm Stock (the "U.S. FIRM STOCK") will be sold to the several U.S. Underwriters named in Schedule 1 hereto (the "U.S. UNDERWRITERS") in connection with the offering and sale of such U.S. Firm Stock in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and 5,920,000 shares of the Firm Stock (the "INTERNATIONAL FIRM STOCK") will be sold to the several International Underwriters named in Schedule


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2 hereto (the "INTERNATIONAL UNDERWRITERS") in connection with the offering and sale of such International Firm Stock outside the United States and Canada to persons other than United States and Canadian Persons. Salomon Smith Barney Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated shall act as representatives (the "U.S. REPRESENTATIVES") of the several U.S. Underwriters, and Lehman Brothers International (Europe), Salomon Brothers International Limited and Merrill Lynch International shall act as representatives (the "INTERNATIONAL REPRESENTATIVES") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the "UNDERWRITERS." The U.S. Representatives and the International Representatives are hereinafter collectively referred to as the "REPRESENTATIVES."

         In addition, the Company proposes to grant to the U.S. Underwriters an option to purchase up to an additional 4,440,000 shares of the Common Stock on the terms and for the purposes set forth in Section 3 (the "OPTION STOCK"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "STOCK." This is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.

         It is understood that as of the Closing Date (as defined below), the Company will consummate a series of transactions pursuant to which (i) the Company will issue and sell the Stock pursuant to this Agreement and shall issue and sell $2.0 billion aggregate principal amount of its 10.70% Senior Redeemable Notes due 2007 (the "10.70% NOTES") and its 10.875% Senior Redeemable Notes due 2009 (the "10.875% NOTES," and together with the 10.70% Notes, the "NOTES") pursuant to a purchase agreement (the "DEBT PURCHASE AGREEMENT") of even date herewith and (ii) the Company will have entered into a strategic alliance (the "STRATEGIC ALLIANCE") with SBC Communications, Inc. ("SBC") and in connection therewith SBC will make an investment of at least $425 million in the Common Stock as of the Closing Date pursuant to a Securities Purchase Agreement dated as of February 8, 1999, as amended as of September 24, 1999 (the "SECURITIES PURCHASE AGREEMENT") (all such transactions, as more fully described in the Prospectus (as defined below), shall collectively be referred to herein as the "TRANSACTIONS").

         It is further understood that up to 2,072,000 shares of the Firm Stock (the "DIRECTED STOCK") will initially be reserved by the several Underwriters for offer and sale, upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the "DIRECTED STOCK PROGRAM"), to regular domestic employees and independent directors of the Company and its affiliates and subsidiaries and selected suppliers and customers of the Company (collectively,


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"PARTICIPANTS") who have heretofore delivered to the Representatives offers or indications of interest to purchase shares of Directed Stock in form satisfactory to the Representatives, and that any allocation of such Directed Stock among such persons will be made in accordance with timely directions received by the Representatives from the Company; provided, that under no circumstances will the Representatives or any Underwriter be liable to the Company or to any such person for any action taken or omitted in good faith in connection with such offering to any Participant. It is further understood that any shares of Directed Stock which are not orally confirmed for purchase by any Participant by the end of the business day on which this agreement is executed will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.

         SECTION 1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

         (a) A registration statement on Form S-1 with respect to the Stock has
(i) been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Stock: the U.S. prospectus, to be used in connection with the offering and sale of Stock in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Stock outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front and back cover pages. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you. As used in this Agreement, "EFFECTIVE TIME" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "EFFECTIVE DATE" means the date of the Effective Time; "PRELIMINARY PROSPECTUS" means each prospectus included in such registration statement, or amendments thereto, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "REGISTRATION STATEMENT" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; and



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"PROSPECTUS" means the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Stock. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement. To the best of the Company's knowledge, the Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

         (b) The Registration Statement conforms in all material respects, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

         (c) The Company and each of its significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Securities Act) (each, a "SIGNIFICANT SUBSIDIARY" and collectively, "SIGNIFICANT SUBSIDIARIES"), which are listed on
Schedule 3 hereto, have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where failure to have such qualifications would not, singly or in the aggregate, have a material adverse effect on the consolidated financial position, results of operation, business or prospects of the Company and its subsidiaries, taken as a whole, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

         (d) The Company has an authorized capitalization as set forth in the Prospectus and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares


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of capital stock of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

         (e) The shares of the Stock to be issued and sold by the Company to the Underwriters hereunder and the shares of Common Stock to be issued and sold by the Company to SBC on the Closing Date in connection with the Strategic Alliance have been duly authorized and, when issued and delivered against payment therefor in accordance with this Agreement and the Securities Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable; and the Stock and the Common Stock will conform in all material respects to the descriptions thereof contained in the Prospectus.

         (f) This Agreement has been duly authorized, executed and delivered by the Company.

         (g) The execution, delivery and performance of this Agreement and each of the other documents to be entered into in connection with the Transactions by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, other than such conflicts, agreements, breaches, violations or defaults which, singly or in the aggregate, would not have a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its Significant Subsidiaries or any statute or any order, rule or regulation known to the Company of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties or assets; and except for the registration of the Stock and the Notes under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the Securities Act, applicable state securities laws and securities laws of foreign jurisdictions in connection with the purchase and distribution of the Stock by the Underwriters and the purchase and distribution of the Notes by the underwriters named in the Debt Purchase Agreement, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and


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performance of this Agreement and the consummation of the transactions contemplated hereby.

         (h) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include any securities of the Company in the securities registered pursuant to the Registration Statement.

         (i) Neither the Company nor any of its Significant Subsidiaries has sustained, since the respective dates as of which information is given in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that has resulted in, or is reasonably likely to result in, a material adverse change in the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

         (j) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly, in all material respects, the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be indicated in the notes thereto.

         (k) Ernst & Young, who have certified certain financial statements of the Company, whose report appears in the Prospectus and who have delivered the initial letter referred to in Section 7(f) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations; and Deloitte & Touche, whose report appears in the Prospectus, were independent accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported.

         (l) The Company and each of its Significant Subsidiaries have good title to all real property and good title to all personal property owned by them, in each


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case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the conduct of business of the Company and its subsidiaries, taken as a whole; and all assets held under lease by the Company and its Significant Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the conduct of business of the Company and its subsidiaries, taken as a whole.

         (m) The Company and each of its Significant Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company believes is adequate for the conduct of their respective businesses and the value of their respective properties and as the Company believes is customary for companies engaged in similar businesses in similar industries.

         (n) The Company and each of its Significant Subsidiaries own or possess, or can acquire on reasonable terms, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others which, singly or in the aggregate, in the judgment of the Company, is reasonably likely to result in any material adverse change in the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole.

         (o) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property or assets of the Company or any of its Significant Subsidiaries is the subject which, if determined adversely to the Company or any of its Significant Subsidiaries, might have a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

         (p) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement.



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          (q) No business or related party transaction exists which is required by Item 404 of Regulation S-K to be described in the Prospectus which is not so described.

          (r) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "REPORTABLE EVENT" (as defined in ERISA) has occurred with respect to any "PENSION PLAN" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "PENSION PLAN" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "PENSION PLAN" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (s) The Company has filed all material federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, other than those filings or payments being contested in good faith, and the Company has not received notice that any tax deficiency has been determined adversely to the Company or any of its Significant Subsidiaries which has had or is reasonably likely to have a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole.

          (t) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus or with respect to the subsequent issuance of shares of Common Stock, if any, pursuant to employee or director benefit plans, the Company has not (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business, except, in case of (ii) and (iii), for such liabilities, obligations or transactions that have not had or are not reasonably expected to have, a material adverse effect on the consolidated financial conditions, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole or (iv) declared or paid any dividend on its capital stock.

          (u) The Company (i) makes and keeps accurate books and records and
(ii) maintains internal accounting controls which provide reasonable assurance


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that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

          (v) Neither the Company nor any of its Significant Subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business except, in case of (ii) and (iii), for such defaults, violations, or failures to obtain such authorizations or permits that have not had or are not reasonably expected to have, a material adverse effect on the consolidated financial condition, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole.

          (w) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its Significant Subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its Significant Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its Significant Subsidiaries or with respect to which the Company or any of its Significant Subsidiaries have knowledge, except for any such spill, discharge, leak, emission,



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injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole; and the terms "HAZARDOUS WASTES", "TOXIC WASTES", "HAZARDOUS SUBSTANCES" and "MEDICAL WASTES" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

         (x) Neither the Company nor any subsidiary is, or, as of the Closing Date after giving effect to the Transactions and the application of the net proceeds therefrom as described in the Prospectus, will be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

         (y) On or prior to the Closing Date, each of the documents to be entered into in connection with the Transactions (other than this Agreement) will have been duly authorized, executed and delivered by the Company in substantially the form previously provided to the Underwriters and will conform to the descriptions thereof in the Prospectus.

         (z) The Registration Statement and the Preliminary Prospectus distributed in connection with the Directed Stock Program conform in all material respects with applicable laws or regulations of foreign jurisdictions in which they were distributed, and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with any applicable regulatory agencies, conform in all material respects, with applicable laws or regulations of foreign jurisdictions in which they are distributed in connection with the Directed Stock Program.

         (aa) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained or that will be obtained by the Closing Date, is required in connection with the offering of the Directed Stock in any jurisdiction where the Directed Stock is being offered.

         SECTION 2. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 29,600,000 shares of the Firm Stock to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter's name in Schedule 1 and 2 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock


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shall be rounded among the Underwriters to avoid fractional shares, as the
Representatives may determine.

         In addition, the Company grants to the U.S. Underwriters an option to purchase up to 4,440,000 shares of Option Stock. Such option is granted for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 4 hereof. Shares of Option Stock shall be purchased severally for the account of the U.S. Underwriters in proportion to the number of shares of Firm Stock set forth opposite the name of such U.S. Underwriters in
Schedule 1 hereto. The respective purchase obligations of each U.S. Underwriter with respect to the Option Stock shall be adjusted by the U.S. Representatives so that no U.S. Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts.

         The price of both the Firm Stock and any Option Stock to be paid by the Underwriters shall be $21.68 per share.

         The Company shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date (as hereinafter defined), except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

         SECTION 3. Offering of Stock by the Underwriters.

         Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

         SECTION 4. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "FIRST DELIVERY DATE." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates


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for the Firm Stock, the Company shall make the certificates representing the
Firm Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

         The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company by the U.S. Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the U.S. Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as a "SECOND DELIVERY DATE" and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a "DELIVERY DATE".

         Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the U.S. Representatives and the Company) at 10:00 A.M., New York City time, on such Second Delivery Date. On such Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the U.S. Representatives for the account of each U.S. Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each U.S. Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the U.S. Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by the U.S. Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to such Second Delivery Date.



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         SECTION 5. Further Agreements of the Company. The Company agrees:

         (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

         (b) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

         (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the

Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

         (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

         (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing, which consent shall not be unreasonably withheld;

         (f) As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

         (g) For a period of five years following the Effective Date, to furnish to the Representatives or make publicly available copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

         (h) Promptly from time to time to take such action, with the cooperation of the Representatives, as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be reasonably necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

         (i) For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future
of) any shares of

Common Stock or securities convertible into or exchangeable for Common Stock (other than (a) the Stock, (b) shares of Common Stock issued and sold to SBC in connection with the Strategic Alliance as described in the Prospectus, (c) shares of the Company's Class B Common Stock issued to The Williams Companies, Inc. in connection with the Company's exercise of the Lightel Option (as defined and on the terms described in the Prospectus), (d) shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights and (e) shares of Common Stock used as consideration for acquisitions or issued in connection with strategic alliances, provided that the recipient of any such shares of Common Stock agrees to be bound by the transfer restrictions set forth herein for the unexpired remaining term thereof), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Salomon Smith Barney Inc. and Lehman Brothers Inc. on behalf of the Underwriters; and to cause each shareholder, officer and director of the Company to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 180 days from the date of the Prospectus, without the prior written consent of Salomon Smith Barney Inc. and Lehman Brothers Inc. on behalf of the Underwriters;

         (j) To apply for the listing of the Stock on the New York Stock Exchange, and to use its reasonable best efforts to complete that listing, subject only to official notice of issuance, prior to the First Delivery Date;

         (k) To apply the net proceeds from the Transactions as set forth in the Prospectus;

         (l) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" as defined in the Investment Company Act of 1940, as amended;

         (m) To place stop transfer orders on any Directed Stock that has been sold to Participants subject to the three month restriction on sale, transfer, assignment, pledge or hypothecation imposed by NASD Regulation, Inc. under its Interpretative Material 2110-1 on free-riding and withholding to the extent necessary to ensure compliance with the three month restrictions; and

         (n) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Stock is offered in connection with the Directed Stock Program.

         SECTION 6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, the Agreement Between U.S. Underwriters and International Managers, any Supplemental Agreement Among U.S. Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the stock; (e) the filing fees incident to securing the review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; (f) any applicable listing or other fees; (g) the fees and expenses (not in excess, in the aggregate, of $10,000) of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) all reasonable costs and expenses of the Underwriters, including the reasonable fees and disbursements of counsel for the Underwriters, directly attributable to the Directed Stock Program; (i) the costs and expenses of the Company relating to investor presentations on any "ROAD SHOW" undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered (with the approval of the Company) in connection with the road show and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in
Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

         SECTION 7. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

         (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

         (b) All corporate proceedings and other legal matters incident to the authorization of this Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement, the transactions contemplated hereby and the Transactions shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

         (c) Skadden, Arps, Slate, Meagher & Flom LLP shall have furnished to the Representatives their written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                  (i) The Company has an authorized capitalization as set forth in the Prospectus under the "Actual" column under the caption "Capitalization," and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus, provided, however, that in rendering the preceding opinion, counsel may rely on a review of the Restated Certificate of Incorporation and By-Laws of the Company, minutes of the Company's Board of Directors, an officer's certificate regarding the outstanding capital stock and a certificate of the transfer agent for the capital stock;

                  (ii) The shares of the Stock being delivered on such Delivery Date to the Underwriters hereunder and the shares of Common Stock being delivered on such Delivery Date to SBC in connection with the Strategic Alliance have been duly authorized and, when issued and delivered against payment therefor will be validly issued, fully paid and non-assessable;

                  (iii) Except as described in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company's charter or by-laws or any agreement or other instrument listed on a Schedule to counsel's opinion as an "APPLICABLE CONTRACT";

                  (iv) At the time the Registration Statement became effective, the Registration Statement, and the Prospectus, as of its date (except for the financial statements and financial schedules and other financial data included therein or excluded therefrom or the exhibits to the Registration Statement, as to which such counsel need express no belief) appear on their face to be appropriately responsive in all material respects with the requirements of the Securities Act and the Rules and Regulations and counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as set forth in clause (v) below);

                  (v) The statements contained in the Prospectus under the caption "Description of Capital Stock," insofar as they constitute summaries of matters of law or summaries of provisions of the Stock, fairly summarize such laws or such provisions in all material respects; the statements contained in the Prospectus under the captions "Regulation -- General regulatory environment"; " -- Federal regulation"; " -- State regulation" (as to Illinois law, with the exception of the sentences "We are currently authorized to provide intrastate services, at least to some extent, in 50 states." and "In a number of states, we have pending applications for additional authority or are awaiting tariff approval."); and " -- Local regulation" (as to Illinois law, with the exception of the sentence "We cannot guarantee that fees will remain at their current levels following the expiration of existing franchises), insofar as they purport to constitute statements of law or legal conclusions, are correct in all material respects; and the statements contained in the Prospectus under the caption "Important United States Federal Tax Consequences of Our Common

         Stock to Non-U.S. Holders," insofar as they purport to constitute statements of law or legal conclusions, have been reviewed by counsel and fairly present the information disclosed therein in all material respects;

                  (vi) To the best of such counsel's knowledge based solely on discussions with officers of the Company responsible for such matters and review by counsel of documents furnished by them, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement;

                  (vii) This Agreement has been duly authorized, executed and delivered by the Company; and each of the other documents listed on a Schedule to counsel's opinion as a "TRANSACTION DOCUMENT" has been duly authorized, executed and delivered by the Company;

                  (viii) To the best of such counsel's knowledge, the issue and sale of the shares of Stock being delivered on such Delivery Date by the Company pursuant to this Agreement and the issue and sale of the shares of Common Stock being delivered on such Delivery Date to SBC in connection with the Strategic Alliance, and the execution, delivery and compliance by the Company with all of the provisions of this Agreement and each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Applicable Contract, except to the extent such conflict, breach, violation or default has not resulted in or would not reasonably be expected to result in, a material adverse change in the consolidated financial condition, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its Significant Subsidiaries or any Applicable Law or Applicable Order, or, with respect to this Agreement and the transactions contemplated hereby, the Securities Act, the Rules and Regulations, the Exchange Act or the rules and regulations thereunder; provided however, that such counsel shall express no opinion in this paragraph (viii) with regard to the anti-fraud or anti-manipulation provisions of the Securities Act, the Rules and Regulations, the Exchange Act or the rules and regulations thereunder or the information contained in, the accuracy, completeness or correctness of, or the adequacy of the disclosure contained in, the Prospectus or the Registration Statement or the responsiveness thereof to the requirements of the Securities Act and the

         Rules and Regulations, which matters are addressed elsewhere in such counsel's opinion; and, except for the registration of the Stock and the Notes under the Securities Act and such consents, approvals, filings, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws, as to which counsel need express no opinion, in connection with the purchase and distribution of the Stock by the Underwriters and the purchase and distribution of the Notes by the underwriters named in the Debt Purchase Agreement, no Governmental Approval is required for the execution, delivery and performance of this Agreement or any of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for such Governmental Approvals as have been obtained or made; and

                  (ix) The Company is not an "investment company" as defined in the Investment Company Act of 1940, as amended.

         The term "APPLICABLE CONTRACTS" means those agreements which are specifically identified to counsel by the Company and listed on a Schedule to counsel's opinion and "APPLICABLE LAWS" means the Delaware General Corporation Law and those laws, rules and regulations of the State of New York and the federal laws of the United States of America which, in counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement but without counsel's having made any special investigation concerning any other laws, rules or regulations; provided that the term "APPLICABLE LAWS" does not include securities or antifraud laws of any jurisdiction or the rules and regulations of the National Association of Securities Dealers Inc. The term "APPLICABLE ORDERS" means those orders or decrees of governmental authorities specifically identified to counsel by the Company and listed on a Schedule to counsel's opinion. The term "TRANSACTION DOCUMENTS" means those agreements which are listed on a Schedule to counsel's opinion. The term "GOVERNMENTAL APPROVALS" means any consent, approval, license, authorization or validation of, or notice to, any filing, recording or registration with, any New York, Delaware or federal executive, legislative, judicial, administrative or regulatory body pursuant to Applicable Laws.

         In rendering the opinion set forth in clause (viii) with respect to conflicts with, defaults under, and breaches or violations of, Applicable Contracts, counsel need not express any opinion with respect to compliance with any covenant, restriction or provision of any Applicable Contract that requires satisfaction of a financial ratio or test or any aspect of the financial condition, results of operations, business or prospects of the Company or any of its subsidiaries.

         Such counsel shall also state that they have been advised that the Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and, to the knowledge of counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending by the Commission.

         In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the Federal laws of the United States of America, to the extent specifically referred to therein, the laws of the State of New York and the General Corporation Law of the State of Delaware. Such opinion shall also be to the effect that (x) such counsel has acted as special counsel to the Company in connection with the preparation of the Registration Statement and (y) based on the foregoing, no facts have come to the attention of such counsel which lead them to believe that the Registration Statement (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need express no belief) as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (except as stated above), as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel is not passing upon and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and has not made any independent check or verification thereof (other than as set forth in clause (v) above).

         (d) William von Glahn, Senior Vice President, Law of the Company, shall have furnished to the Representatives his written opinion, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                  (i) The Company and each of its Significant Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except to the extent such failure to be qualified or in good standing would not have a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, and have all corporate power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged as described in or contemplated by the Registration Statement; and all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid, non-assessable and (except for directors' qualifying shares and as disclosed in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                  (ii) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property or assets of the Company or any of its Significant Subsidiaries is the subject which, if determined adversely to the Company or any of its Significant Subsidiaries, could reasonably be expected to have a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole; and, to the best of such counsel's knowledge, no such proceedings are threatened or pending by governmental authorities or threatened by others;

                  (iii) Except as described in the Prospectus, to the best of such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement;

                  (iv) The Company is in compliance in all material respects with all presently applicable provisions of ERISA; no "reportable event" (as defined in ERISA) has occurred with respect to any "PENSION PLAN" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "PENSION PLAN" or (ii) Sections 412 or 4971 of the Code; and each "PENSION PLAN" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;

                  (v) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its Significant Subsidiaries (or, to the knowledge of such counsel, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased (but not including property on which the Company had or has easements or similar rights) by the Company or its Significant Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its Significant Subsidiaries or with respect to which the Company or any of its Significant Subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole; and

                  (vi) The statements contained in the Prospectus under the captions "Relationships and Related Party Transactions," "Relationship Between our Company and Williams" and "Description of Indebtedness and Other Financing Arrangements," insofar as they constitute summaries of legal matters and the documents listed on a Schedule to such counsel's opinion, fairly summarize such legal matters and documents in all material respects.

         In rendering such opinion, such counsel may state that his opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the State of Oklahoma and the General Corporation Law of the State of Delaware.

         (e) The Representatives shall have received from Davis Polk & Wardwell, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

         (f) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "COMFORT LETTERS" to underwriters in connection with registered public offerings.

         (g) With respect to the letter of Ernst & Young referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "INITIAL LETTER"), the Company shall have furnished to the Representatives a letter (the "BRING-DOWN LETTER") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

         (h) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chairman of the Board, its President, a Vice President or its chief financial officer stating that:

                  (i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 7(a), 7(i) and 7 (j) have been fulfilled; and

                  (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

         (i) Since the date of the latest audited financial statements included in the Prospectus (A) neither the Company nor any of the Significant Subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (B) there shall not have been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or
(B), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

         (j) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (a) (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange, or trading in any securities of the Company on any exchange, shall have been suspended or minimum prices shall have been established on any such exchange by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general banking moratorium in New York shall have been declared by Federal or New York state authorities, (iii) the United

States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred a change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) that in the judgment of the Representatives is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (a)(iv) above, such event, singly or together with any other such event, makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

         (k) The New York Stock Exchange, Inc. shall have approved the Stock for listing, subject only to official notice of issuance.

         (l) You shall have received evidence satisfactory to you that the investment by SBC of at least $425 million in Common Stock pursuant to the Securities Purchase Agreement shall have occurred or will occur simultaneously with the offering of the Stock on the Closing Date as described in the Prospectus without modification, change or waiver, except for such modifications, changes or waivers as have been specifically identified to the Underwriters and which in the judgment of the Underwriters do not make it impracticable or inadvisable to proceed with the offering and delivery of the Stock on the Closing Date on the terms and in the manner contemplated in the Prospectus.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         SECTION 8. Indemnification and Contribution.

         (a) The Company shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e); and, provided further, that the Company will not be liable to any Underwriter with respect to any Preliminary Prospectus to the extent the Company shall sustain the burden of proving that any such loss, claim, damage or liability resulted from the fact that such Underwriter, in contravention of a requirement of applicable law, sold Stock to a person to whom such Underwriter failed to send or give, at or prior to the Closing Date, a copy of the Prospectus, as then amended or supplemented, if: (i) the Company has previously furnished copies thereof (sufficiently in advance of the Closing Date to allow for distribution by the Closing Date) to the Underwriter and the loss, claim, damage or liability of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the Preliminary Prospectus which was corrected in the Prospectus as, if applicable, amended or supplemented prior to the Closing Date and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) such failure to give or send such Prospectus by the Closing Date to the party or parties asserting such loss, claim, damage or liability would have constituted the sole defense to the claim asserted by such person. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

         Without limitation and in addition to its obligations under the other paragraphs of this Section 8, the Company agrees to indemnify and hold harmless Salomon Smith Barney Inc., its officers and employees and each person who controls Salomon Smith Barney Inc. within the meaning of the Securities Act against any loss, claim, damage or liability, joint or several, to which they or any of them may become subject, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon Salomon Smith Barney

Inc.'s acting as a "qualified independent underwriter" (within the meaning of National Association of Securities Dealers, Inc. Conduct Rule 2720) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability results from the gross negligence or willful misconduct of Salomon Smith Barney Inc.

         The Company agrees to indemnify and hold harmless Salomon Smith Barney Inc. (including its officers and employees) and each person, if any, who controls Salomon Smith Barney Inc. within the meaning of the Securities Act (collectively, the "SALOMON ENTITIES"), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the Salomon Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon
(i) the failure of any Participant to pay for and accept delivery of the Directed Stock sold pursuant to the Directed Stock Program which, immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase or (ii) the Directed Stock Program, provided that, the Company shall not be responsible under this subparagraph (ii) for any loss, claim, damage, liability or action that is finally judicially determined to have resulted from the gross negligence or willful misconduct of the Salomon Entities. The Company shall reimburse the Salomon Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

         (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if (i) the employment of such counsel has been expressly authorized in writing by the Company; (ii) the Company has not assumed the defense of and employed counsel reasonably satisfactory to the Representatives within a reasonable time after notice of the commencement of such action or (iii) the named parties to any such action or proceeding (including impleaded parties) include both an indemnified party and the Company and such indemnified party shall have been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party, which are different from or additional to those available to the Company, and such counsel's representation of such indemnified party and the Company in such action or proceeding would give rise to a conflict of interest which would make it improper for such counsel to represent both the indemnified party and the Company (in which case the Company shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party). The Company shall not, in connection with any one such action or proceeding, or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm for the Underwriters and all such indemnified parties (in addition to any local counsel), which firm will be designated by the Representatives, as representative of the Underwriters, and the Company shall reimburse all such reasonable fees and expenses as they are billed. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(a) hereof in respect of such claim or action, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for the Salomon Entities for the defense of any loss, claim, damage, liability or action arising out of the Directed Stock Program. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. Benefits received by Salomon Smith Barney Inc. in its capacity as "qualified independent underwriter" (within the meaning of National Association of Securities Dealers, Inc. Conduct Rule
2720) shall be deemed to be equal to the compensation received by Salomon Smith Barney for acting in such capacity. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission, nor shall Salomon Smith Barney Inc. in its capacity as "qualified independent underwriter" be responsible for any amount in excess of the compensation received by Salomon Smith Barney Inc. for acting in such capacity. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The

Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

         (e) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Stock by the Underwriters set forth on the cover page of, the legend concerning over-allotments and the concession and reallowance figures appearing under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

         SECTION 9. Defaulting Underwriters.

         If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 or Schedule 2 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 or Schedule 2 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives and the Company who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives and the Company do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "UNDERWRITER" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 or 2 hereto who, pursuant to this Section 9, purchases Stock which a defaulting Underwriter agreed but failed to purchase.

         Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

         SECTION 10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(i) or 7(j), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

         SECTION 11. Reimbursement of Underwriters' Expenses. If the Company shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company (including, without limitation, with respect to the Transactions) is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

         SECTION 12. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

         (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to (i) Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Registration Department (Fax:
212-816-7912), with a copy, in the case of any notice pursuant to Section 8(c) to the Registration Department, 388 Greenwich Street, 32nd Floor, New York, NY 10013 and (ii) Lehman Brothers Inc., Three World Financial Center, New York,

New York 10285, Attention: Syndicate Department (Fax: 212-526-6588), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 3 World Financial Center, 10th Floor, New York, NY 10285;

         (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel (Fax: (918) 573-4503); provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Salomon Smith Barney Inc. and Lehman Brothers Inc. on behalf of the Representatives.

         SECTION 13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         SECTION 14. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         SECTION 15. Definition of the Terms "BUSINESS DAY" and "SUBSIDIARY". For purposes of this Agreement, (a) "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "SUBSIDIARY" has the meaning set forth in Rule 405 of the Rules and Regulations.

         SECTION 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

         SECTION 17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         SECTION 18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                        Very truly yours,

                                        WILLIAMS COMMUNICATIONS GROUP, INC.


                                        By /s/ G. L. BEST
                                           -------------------------------------
                                           Name:  G. L. Best
                                           Title: Vice President

Accepted:

SALOMON SMITH BARNEY INC.
LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE,
   FENNER & SMITH INCORPORATED

For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

By SALOMON SMITH BARNEY INC.

By  /s/ CHARLES K. BOBRINSKOY
   ---------------------------------
      Authorized Representative




LEHMAN BROTHERS INTERNATIONAL (EUROPE)
SALOMON BROTHERS INTERNATIONAL LIMITED
MERRILL LYNCH INTERNATIONAL

For themselves and as Representatives
of the several Underwriters named
in Schedule 2 hereto

By LEHMAN BROTHERS INTERNATIONAL (EUROPE)


By  /s/ ARLENE SALMONSON
   ---------------------------------
      Authorized Representative

                                   SCHEDULE 1




                                                               Number of Shares of Firm
                    U.S. Underwriters                           Stock to be Purchased
                    -----------------                          ------------------------
Salomon Smith Barney Inc...................................                   6,360,000
Lehman Brothers Inc........................................                   6,360,000
Merrill Lynch, Pierce, Fenner &
   Smith Incorporated......................................                   6,360,000
Banc of America Securities LLC.............................                   1,150,000
CIBC World Markets Inc.....................................                   1,150,000
Credit Suisse First Boston Corporation.....................                   1,150,000
Donaldson, Lukfin & Jenrette Securities
   Corporation.............................................                   1,150,000
                                                               ------------------------
Total......................................................                  23,680,000
                                                               ========================

                                   SCHEDULE 2


                                                                       Number of Shares of
International Underwriters                                         Firm Stock to be Purchased
--------------------------                                         --------------------------
Lehman Brothers International (Europe).....................                         1,574,720
Salomon Brothers International Limited.....................                         1,574,720
Merrill Lynch International................................                         1,574,720
Cazenove & Co. ............................................                            59,200
Bank of America International Limited......................                           284,160
CIBC World Markets International Limited...................                           284,160
Credit Suisse First Boston Corporation.....................                           284,160
Donaldson, Lufkin & Jenrette International.................                           284,160
                                                                   --------------------------
Total......................................................                         5,920,000
                                                                   ==========================

                                   SCHEDULE 3

                            Significant Subsidiaries


Williams Communications, Inc.
Williams Communications Solutions, LLC

                                                                       EXHIBIT A


                            LOCK-UP LETTER AGREEMENT


SALOMON SMITH BARNEY INC.
LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

As Representatives of the several
  Underwriters named in Schedule 1,
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

LEHMAN BROTHERS INTERNATIONAL (EUROPE)
SALOMON BROTHERS INTERNATIONAL LIMITED
MERRILL LYNCH INTERNATIONAL

As Representatives of the several
  Underwriters named in Schedule 2,
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

         The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") providing for the purchase by you and such other firms (the "UNDERWRITERS") of shares (the "SHARES") of Common Stock, par value $0.01 per share (the "COMMON STOCK"), of Williams Communications Group, Inc., a Delaware corporation (the "COMPANY"), and that the Underwriters propose to reoffer the Shares to the public (the "OFFERING").

         In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Salomon Smith Barney Inc. and Lehman Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the


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future of) any shares of Common Stock (including, without limitation, shares of
Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock (other than the Shares) owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 180 days after the date of the final Prospectus relating to the Offering.

         In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

         It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, we will be released from our obligations under this Lock-Up Letter Agreement.

         The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

         Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.




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



         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                            Very truly yours,


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


Dated:
        ---------------



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